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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2005

Commission file number 333-119701

Refco Group Ltd., LLC
Refco Finance Inc.
(Exact name of Registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	52-2169014 20-1400416 (I.R.S. Employer Identification number)
One World Financial Center 200 Liberty Street, Tower A New York, New York (Address of principal executive offices)	10281 (Zip code)

Registrant's telephone number, including area code: (212) 693-7000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

        On April 8, 2005, Refco Inc., the proposed parent company of Refco Group Ltd., LLC and Refco Finance Inc., announced that it had filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock. It is anticipated that Refco Inc. will apply the net proceeds it receives from the offering to repay outstanding indebtedness and for general corporate purposes. The press release is furnished herewith as Exhibit 99.1.

        A registration statement relating to the aforementioned securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events

        On April 8, 2005, the registrants' proposed parent company announced an event that may be material to securityholders of the registrants. See Item 7.01

Item 9.01 Financial Statements and Exhibits

  (c)
  Exhibits

  99.1    Press Release, dated April 8, 2005, of Refco Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REFCO GROUP LTD., LLC
Date: April 8, 2005	/s/ PHILLIP R. BENNETT Phillip R. Bennett President and Chief Executive Officer

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REFCO FINANCE INC.
Date: April 8, 2005	/s/ PHILLIP R. BENNETT Phillip R. Bennett President

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Not Applicable. (Former name or former address, if changed since last report)
SIGNATURES
SIGNATURES